Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mereo BioPharma Group plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, nominal value £0.003 per share (1)	457(o)	(2)	(3)	$175,000,000	.00014760	$25,830

Fees Previously Paid	—	—	—	—	—	—	—	$0

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					$175,000,000	.00014760	$25,830

	Total Fees Previously Paid

	Total Fee Offsets							$25,830(4)

	Net Fees Due							$0(4)

(1)

The ordinary shares registered hereby will be represented by the registrants American Depositary Shares (“ADSs”), with each ADS representing five (5) of our ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby will have been registered under separate registration statements on Form F-6 (File No. 333-223890, File No. 333-249338 and File No. 333-258824).

(2)

An unspecified number of ordinary shares is being registered as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per share of the registrant’s ordinary shares will be determined from time to time by the registrant in connection with the issuance by the registrant of the ordinary shares registered hereunder.

(4)

On October 6, 2020, the registrant filed a Registration Statement on Form F-3 with the Securities and Exchange Commission (the “SEC”), declared effective on October 21, 2020 (File No. 333-249341) (the “2020 Registration Statement”), registering the issuance of up to $200,000,000 of ordinary shares represented by the ADSs (the “2020 Securities”) and paid a filing fee of $21,820 at the initial filing of the 2020 Registration Statement. The Registrant sold $115,507,500 of the 2020 Securities which equates to an associated registration fee of $12,602, and $84,492,500 remained unsold. Accordingly, the remaining filing fee previously paid under the 2020 Registration Statement, as calculated pursuant to Rule 457(o) and Rule 457(p) under the Securities Act, of $9,218 was carried forward and used to offset the registration fees due for the 2021 Securities (as defined below).

On August 5, 2021, the registrant filed a registration statement on Form F-3 with the SEC, declared effective on September 30, 2021 (File No. 333-258495) (the “2021 Registration Statement”), registering the issuance of up to $250,000,000 of ordinary shares represented by the ADSs (the “2021 Securities”). A filing fee of $27,275.00 with respect to the 2021 Securities was paid in connection with the 2021 Registration Statement, which included (i) a fee payment of $18,057 at the initial filing of the 2021 Registration Statement on August 5, 2021, and (ii) an offset of $9,218 of the registration fee required to be paid thereunder based on unsold securities from the 2020 Registration Statement. Concurrently with the filing of the 2021 Registration Statement, any offering of the unsold 2020 Securities pursuant to the 2020 Registration Statement was terminated.

The registrant sold $11,995,039.56 of the 2021 Securities under the 2021 Registration Statement, which equates to an associated registration fee of $1,308.66. Accordingly, the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities is $25,966.34.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $175,000,000 of ordinary shares represented by the ADSs, being registered hereby, in the amount of $25,830.00 is offset by $25,966 in registration fees previously paid by the registrant with respect to the 2021 Securities, that were registered but not issued pursuant to the 2021 Registration Statement. Accordingly, no registration fee is being paid at this time. Concurrently with the filing of this registration statement, any offering of the unsold 2021 Securities pursuant to the 2021 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Mereo BioPharma Group plc	F-3	333-258495	August 5, 2021		$25,830(1)	Equity	Ordinary Shares, nominal value £0.003 per share	(1)	$238,004,960.44(1)

Fee Offset Sources	Mereo BioPharma Group plc	F-3	333-258495		August 5, 2021						$18,507(1)

Fee Offset Sources	Mereo BioPharma Group plc	F-3	333-249341		October 6, 2020						$7,773(1)

(1)	See Note (4) under Table 1 above.